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                                                                   EXHIBIT 23(E)

                          [MORGAN STANLEY LETTERHEAD]

                                              March 26, 2001

Prudential plc
Laurence Pountney Hill,
London EC4R 0HH, England

Dear Sirs and Mesdames:

    We hereby consent to the use in the Registration Statement of Prudential plc on Form F-4 and in the proxy statement/prospectus which is part of the Registration Statement, of our opinion dated March 11, 2001, appearing as Annex B to such Proxy Statement/Prospectus, to the description therein of such opinion and to the references to our firm name therein in the sections entitled "Summary", "Background of the Merger", "Additional Considerations of the American General Board" and "Opinion of Financial Adviser". In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations adopted by the Securities and Exchange Commission (the "Commission") thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the Commission thereunder.

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                                                       Very truly yours,

                                                       MORGAN STANLEY & CO. INCORPORATED

                                                       By:  /s/ PHILLIP BARNETT
                                                            -----------------------------------------
                                                            Name: Phillip Barnett
                                                            Title: Managing Director
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